Exhibit 99.3

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL DATA

The following unaudited pro forma condensed combined financial information gives effect to the acquisition of Lummus Global by Chicago Bridge & Iron Company, N.V. (“CB&I”), accounted for as a business combination using the purchase method of accounting. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based on management’s preliminary valuation. The estimates and assumptions are subject to change upon the finalization of valuations, which are contingent upon appraisals of property, plant and equipment, identifiable intangible assets, actuarial valuations of employee benefit plans and adjustments to contract-related and other accounts. Revisions to the preliminary purchase price allocation could result in significant deviations from these pro forma results.

The historical results of operations included in the unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2007 were derived from the unaudited financial statements of each entity as described above. The historical results of operations included in the unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2006 were derived from the audited financial statements of each entity. For CB&I, this information was derived from its annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. For Lummus Global, this information is included in exhibit 99.2 herein.

The historical consolidated balance sheets of CB&I and Lummus Global included in the unaudited pro forma condensed combined balance sheet were derived from the unaudited financial statements of each entity. For CB&I, this information was derived from its quarterly report on Form 10-Q filed with the Securities and Exchange Commission on October 31, 2007. For Lummus Global, this information is included in exhibit 99.2 herein.

This unaudited pro forma combined financial information has been prepared by CB&I management for illustrative purposes only. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized had CB&I and Lummus Global been a combined company during the specified periods. Additionally, classifications of certain financial accounts of the acquired company may differ from those of CB&I. The unaudited pro forma combined financial statements assume the acquisition is financed with a combination of cash, borrowings under our credit facility and new term debt. The unaudited pro forma combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Lummus Global included in exhibit 99.2 herein and in CB&I’s Form 10-K filed with the Securities Exchange Commission on March 1, 2007 and Form 10-Q filed with the Securities and Exchange Commission on October 31, 2007.

1

Chicago Bridge & Iron Company N.V. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2006
(amounts in thousands, except per share data)

			Pro Forma		Pro Forma
	CB&I	Lummus	Adjustments		Combined

Revenue	$3,125,307	$988,362	$—		$4,113,669
Cost of revenue	(2,843,554)	(931,662)	—		(3,775,216)

Gross profit	281,753	56,700	—		338,453
Selling and administrative expenses	(133,769)	(109,456)	(2,000	)(a)	(245,225)
Intangibles amortization	(1,572)	(3,733)	(21,267	)(b)	(26,572)
Earnings of investees accounted for by the equity method	—	11,731			11,731
Other operating (loss)/income	(773)	1,163	—		390

Income (loss) from operations	145,639	(43,595)	(23,267)		78,777
Interest expense	(4,751)	(37,067)	(4,183	)(c)	(46,001)
Interest income	20,420	5,947	(24,197	)(d)	2,170

Income (loss) before taxes and minority interest	161,308	(74,715)	(51,647)		34,946
Income tax expense	(38,127)	(4,638)	47,370	(e)	4,605

Income before minority interest	123,181	(79,353)	(4,277)		39,551
Minority interest in income	(6,213)	(620)	—		(6,833)

Net income	$116,968	$(79,973)	$(4,277)		$32,718

Net income per share

Basic	$1.21				$0.34
Diluted	$1.19				$0.33

2

Chicago Bridge & Iron Company N.V. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended September 30, 2007
(Amounts in thousands, except per share data)

			Pro Forma		Pro Forma
	CB&I	Lummus	Adjustments		Combined

Revenue	$3,040,424	$728,527	$—		$3,768,951
Cost of revenue	(2,787,550)	(570,459)	—		(3,358,009)

Gross profit	252,874	158,068	—		410,942
Selling and administrative expenses	(103,822)	(84,473)	(1,500	)(a)	(189,795)
Intangibles amortization	(396)	(1,120)	(17,630	)(b)	(19,146)
Earnings of investees accounted for by the equity method	—	17,877			17,877
Other operating income/(loss), net	32	(4,010)	—		(3,978)

Income from operations	148,688	86,342	(19,130)		215,900
Interest expense	(2,980)	(27,253)	11,503	(c)	(18,730)
Interest income	24,420	8,427	(31,490	)(d)	1,357

Income before taxes and minority interest	170,128	67,516	(39,117)		198,527
Income tax expense	(44,233)	(12,426)	3,837	(e)	(52,822)

Income before minority interest	125,895	55,090	(35,280)		145,705
Minority interest in income	(4,446)	(1,260)	—		(5,706)

Net income	$121,449	$53,830	$(35,280)		$139,999

Net income per share

Basic	$1.27				$1.46
Diluted	$1.26				$1.45

(a)	To record additional estimated depreciation expense for a property, plant and equipment fair value adjustment of $10,000 with average depreciable lives of five years, based upon preliminary valuation information.

(b)	Based on preliminary valuation information, the acquired identifiable intangibles are estimated to have a fair value of approximately $300,000 and estimated average economic lives ranging from 3 to 20 years. The pro forma adjustments reflect the incremental amortization to bring the Lummus Global amortization to a total of $25,000 for the year ended December 31, 2006, and $18,750 for the nine months ended September 30, 2007. When completed, the final valuation may differ in both the amount and the estimated economic lives described above.

(c)	To eliminate the historical interest expense of Lummus Global and record interest expense of $41,250 for the year ended December 31, 2006 and $15,750 for the nine months ended September 30, 2007, reflecting the additional borrowings as follows:
For 2007:
•	Draw on revolving credit facility of $100,000 with associated interest expense at 7.0%;

•	New term debt of $200,000 with associated interest expense at 7.0%.
For 2006:
•	Draw on revolving credit facility of $350,000 with associated interest expense at 7.5%;

•	New term debt of $200,000 with associated interest expense at 7.5%.
(d)	To eliminate the historical interest income of Lummus Global and reflect the loss of interest income from an assumed cash portion of purchase price of $615,000 for 2007 and $365,000 for 2006, both at 5%. The assumed cash portion of the purchase price differs for each period as a result of differences in available cash at the beginning of each period.

(e)	To reflect the tax effect of the above noted adjustments at the United States statutory rate of 35% and tax effect the historical results of Lummus Global at an estimated 33% effective tax rate.

Chicago Bridge & Iron Company N.V. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2007
(Amounts in thousands)

			Pro Forma		Pro Forma
	CB&I	Lummus	Adjustments		Combined

Assets

Cash and cash equivalents	$580,789	$65,934	$(590,000	)(a)	$56,723
Short-term investments	160,537	—			160,537
Accounts receivable, net of allowance for doubtful accounts	537,442	196,375			733,817
Contracts in progress with costs and estimated earnings exceeding related progress billings	215,122	450,298			665,420
Other current assets	115,362	21,457			136,819

Total current assets	1,609,252	734,064	(590,000)		1,753,316

Investments	—	97,625			97,625
Property and equipment	231,232	10,060	9,940	(c)	251,232
Goodwill	228,296	217,936	508,646	(d)	954,878
Other intangibles, net of accumulated amortization	25,694	20,901	279,099	(d)	325,694
Other non-current assets	32,048	36,380			68,428

Total assets	$2,126,522	$1,116,966	$207,685		$3,451,173

Liabilities

Net affiliate balance	$—	$262,562	$(262,562	)(b)	$—
Current maturity of long-term debt	—	200	100,000	(a)	100,200
Accounts payable	456,139	139,110			595,249
Accrued liabilities	175,478	623,273	(17,600	)(b)	781,151
Contracts in progress with progress billings exceeding related costs and estimated earnings	699,578	170,862			870,440
Income taxes payable	15,941	—			15,941

Total current liabilities	1,347,136	1,196,007	(180,162)		2,362,981

Long-term debt	—	169	200,000	(a)	200,169
Other non-current liabilities	97,030	94,382			191,412
Deferred income taxes	—	13,839			13,839
Minority interest in subsidiaries	10,057	416			10,473

Total liabilities	1,454,223	1,304,813	19,838		2,778,874

Commitments and contingencies	—	—			—

Shareholders’ Equity

Common stock	1,154	12,429	(12,429	)(e)	1,154
Additional paid-in capital	353,136	—			353,136
Retained earnings	400,504	(128,492)	128,492	(e)	400,504
Stock held in Trust	(21,633)	—			(21,633)
Treasury stock, at cost	(74,371)	—			(74,371)
Accumulated other comprehensive income (loss)	13,509	(71,784)	71,784	(e)	13,509

Total shareholders’ equity	672,299	(187,847)	187,847		672,299

Total liabilities and shareholders’ equity	$2,126,522	$1,116,966	$207,685		$3,451,173

(a)	At September 30, 2007, the approximate net cash purchase price of $825,000 was assumed to be funded as follows:

·	Cash consideration	$590,000
·	Draw on revolving credit facility	$100,000
·	New term debt	$200,000
·	Acquired cash balance	($65,000)
(b)	The elimination of Lummus Global’s net receivables and payables with its parent company, which was paid in connection with the acquisition and the elimination of accrued liabilities that remained with the seller.

(c)	To record the write-up of fixed assets, based on preliminary valuation information, to their fair value. This write-up will be depreciated over 5 years.

(d)	The elimination of Lummus Global’s historical goodwill and other intangible assets and the recognition of goodwill and identifiable intangible assets, based upon preliminary valuation information, in connection with the acquisition, inclusive of acquisition-related costs.

(e)	The elimination of Lummus Global’s historical stockholder’s equity.